Exhibit 99.1

LIQUIDATING TRUST AGREEMENT

AGREEMENT AND DECLARATION OF TRUST, dated as of December 21, 2006, by and among AmeriVest Properties Inc., a Maryland corporation (the “Company”), and Cloyses Partners, LLC, a Colorado limited liability company (the “Trustee”).

WHEREAS, on May 24, 2006, the Company’s shareholders approved a plan of liquidation of the Company (the “Plan”) including creation of the Trust (as defined below).

WHEREAS, pursuant to the Plan, the Company’s Board of Directors (the “Board”) has approved the dissolution of the Company pursuant to the Plan;

WHEREAS, pursuant to the Plan, the Company will file Articles of Dissolution, effective as of December 27, 2006, with the Maryland Secretary of State;

WHEREAS, the Plan provides, among other things, that the Board will cause the Company to dispose of all of the assets of the Company, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the benefit of its shareholders all of the Company’s assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company;

WHEREAS, the Trustee is, among other things, in the business of providing workout, turnaround, reorganization and liquidation services to companies experiencing a financial or business crisis and is not authorized to, and does not hereby or otherwise, transact business in Colorado as a regulated financial institution;

WHEREAS, the Trustee is not authorized to, and does not hereby or otherwise, use the words “trust” or “trust company” as part of its name, nor does the Trustee hereby or otherwise use or advertise the words “trust” or “trust company” in the conduct of its business;

WHEREAS, the Trustee is not organized under the Colorado Banking Code or the national banking laws, nor is it a trust company; and

WHEREAS, the Board believes it to be in the best interest of the Company to complete the liquidation of the Company by transferring all remaining assets of the Company to a liquidating trust (the “Trust”), to be held, administered and distributed by the Trustee in accordance with the provisions of this Agreement for the benefit of the Shareholders.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
NAMES AND DEFINITIONS

1.1                                 Name.  The Trust shall be known as the AMV Liquidating Trust.

1.2                                 Defined Terms.  For all purposes of this instrument, unless the context otherwise requires:

(a)                                  “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b)                                 “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c)                                  “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held of record by the Initial Beneficiary as of the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter shall be determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

(d)                                 “Beneficiary” shall mean, initially, each Initial Beneficiary and, thereafter, each Initial Beneficiary who holds Units and each transferee of Units initially held by an Initial Beneficiary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

(e)                                  “Corporations” shall mean the entities set forth on Exhibit A, attached hereto.

(f)                                    “Initial Beneficiary” shall mean each of the Shareholders.

(g)                                 “Liabilities” shall mean all of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent, fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

(h)                                 “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(i)                                     “Record Date” shall mean December 27, 2006.

(j)                                     “Retained Assets” shall mean all of the Company’s right, title and interest in, to and under, all of the Company’s assets, including, without limitation, its Subsidiary Interests, accounts receivable, cash, securities, claims, causes of action, contingent claims and reserves distributed to the Trustee.

(k)                                  “Shares” shall mean the shares of common stock, $0.001 par value per share, of the Company.

(l)                                     “Shareholders” shall mean the holders of record of the outstanding Shares of the Company at the close of business on the Record Date.

(m)                               “Subsidiaries” shall mean any and all of the Corporations.

(n)                                 “Subsidiary Interests” shall mean any and all of the Company’s equity interests in the Corporations.

(o)                                 “Transfer Date” shall mean December 27, 2006.

(p)                                 “Trust” shall mean the liquidating trust created by this Agreement.

(q)                                 “Trust Assets” shall mean all the property held from time to time by the Trust under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

(r)                                    “Trustee” shall mean the original Trustee under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

(s)                                  “Units” shall have the meaning given to such term in Section 3.1(a).

ARTICLE II
GRANT TO TRUST AND NATURE OF TRANSFER

2.1                                 Grant.  Effective on and as of the Transfer Date, the Company grants, delivers, releases, assigns and conveys to the Trust, to be held in trust and administered and distributed by the Trustee for the benefit of the Beneficiaries, all of the Company’s right, title, interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trust hereby accepts such Retained Assets, subject to the following terms and provisions.

2.2                                 Purpose of Trust.

(a)                                  The primary purpose of this Agreement and of the appointment of the Trustee hereunder is to facilitate the dissolution and termination of the Company and the disposition of the Retained Assets. Nothing contained herein shall be construed as to constitute the Beneficiaries or their successors in interest as members of an association. The purposes of the Trust are to hold, manage, administer and liquidate the Trust Assets, and to collect and distribute to the Beneficiaries the income and the proceeds of the disposition of the Trust Assets, to collect amounts owed to the Company, and to pay any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the business or affairs of the Company.

(b)                                 The Trust is established for the sole purpose of winding up the Company’s affairs and the liquidation of the Retained Assets with no objective to continue or engage in the conduct of a trade or business or cause any Subsidiary to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Trust Assets.

(c)                                  It is expected that the Company shall liquidate and dissolve prior to fully winding up its affairs, including, but not limited to, the collection of its receivables and the payment of any unsatisfied Liabilities of the Company.

(d)                                 The Retained Assets granted, assigned and conveyed to the Trust shall be held in the Trust, and the Trustee will (i) further liquidate the Trust Assets, and cause the Subsidiaries to liquidate their respective assets, to carry out the purpose of the Trust and facilitate distribution of the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company’s affairs, (iv) act for the benefit of the Beneficiaries, and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

(e)                                  It is intended that the granting, assignment and conveyance of the Retained Assets by the Company to the Trust pursuant to the terms hereof shall be treated for all tax purposes as if the Company made such distributions directly to the Shareholders who then transferred the Retained Assets to the Trust pursuant to the terms herein.  It is further intended that for Federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 677 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law.  The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(b) of the Income Tax Regulations.

2.3                                 No Reversion to the Company.  In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.4                                 Instruments of Further Assurance.  Prior to the dissolution of the Company, such Persons as shall have the right and power to so act, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trust of any property intended to be held, administered and distributed in accordance with the provisions of this Agreement, and to vest in the Trustee and its successors and assigns, the estate, powers, instruments or funds in trust hereunder.  Title to Trust assets may be held in the name of the Trust, pursuant to Colorado Revised Statutes Section 38-30-108.5.

2.5                                 Payment of Liabilities.  Effective on and as of the Transfer Date, the Trust assumes all Liabilities and agrees hereafter to pay, discharge and perform when due all of the

Liabilities.  Should any Liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption made in this Section 2.5, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

2.6                                 Notice to Unlocated Shareholders.  If the Trust holds Trust Assets for unlocated Shareholders, due notice shall be given to such Shareholders in accordance with Colorado law.

2.7                                 Subsidiaries.

(a)                                  Subject to the terms of any agreements governing the management and operation of any Subsidiary, including without limitation with respect to obligations of the directors, officers, managers, partners or members of any Subsidiary to act in the best interests of the Subsidiary and the equity holders, partners or members of such Subsidiary, the Trustee shall act with respect to the Trust’s interest in each Subsidiary (whether in connection with the Trust’s position as equity owner, or as a director, officer, employee or agent of such Subsidiary), and shall, subject to any obligations to any other equity owners of a Subsidiary, cause each Subsidiary to act, consistent with the purposes and provisions of the Trust and this Agreement (including treating as part of the cash of the Trust its indirect interest in all similarly available cash of the respective Subsidiary, as provided in Section 2.7(c)).

(b)                                 The Trustee shall, to the extent not achieved on or prior to the Transfer Date, and to the extent deemed necessary or desirable by the Trustee, (i) amend, or cause to be amended, the governing documents of each Subsidiary and take such other action to provide that (A) the overriding purpose of such entity is the same as that set forth in Section 2.2, including no objective to continue or engage in the conduct of a trade or business (other than as necessary to preserve the value of its assets) and the expeditious but orderly disposition and distribution of its assets, and (B) such Subsidiary shall, to the extent permitted under applicable law, act on a basis that is consistent with the purposes and provisions of the Trust and this Agreement, and (ii) cause each Subsidiary to agree in writing (A) to the provisions of this Section 2.7, and (B) whether or not its governing documents ultimately are amended, to act on a basis that is consistent with the purposes and provisions of this Agreement.

(c)                                  The Trustee shall cause each Subsidiary to distribute to the Trust in proportion to such Subsidiary’s interest in the Trust, on or before each interim distribution date provided for in Section 5.8 (or such earlier time as required in order to be included in the distribution by the Trust on the interim distribution date) all of its cash (less any amounts required for payment of taxes and any other expenses or liabilities as may be needed by such Subsidiary.

(d)                                 Subject to the provisions of this Section 2.7, the Trustee may appoint its employees or agents to serve as directors, officers, employees or agents of a Subsidiary.

ARTICLE III
BENEFICIARIES

3.1                                 Beneficial Interests.

(a)                                  The Beneficial Interest of each Initial Beneficiary shall be determined in accordance with a certified copy of the Company’s shareholder list as of the Record Date, as delivered by the Company’s transfer agent and attached as Exhibit B hereto.  The Company’s transfer agent will deliver such a certified copy of the Company’s shareholder list to the Trustee within a reasonable time after such date.  For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary in terms of units (“Units”).  Each record owner of Shares as of the close of business on the Record Date shall receive one Unit for each Share then held of record.  Each record owner of Shares shall have the same pro rata interest in the Trust Assets as such holder’s pro rata interest in the aggregate outstanding Shares on the Record Date.

(b)                                 On and after the Transfer Date, all outstanding Shares shall automatically be deemed cancelled.  The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate.  The Trustee shall maintain at its place of business a record of the name and address of each Beneficiary and such Beneficiary’s aggregate Units in the Trust.

(c)                                  If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands.  In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustee be liable for interest on any funds which it may so withhold.  Notwithstanding anything to the contrary set forth in this Section 3.1(c), the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

3.2                                 Rights of Beneficiaries.  Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest.  Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement.  The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement.  A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein.  No widower, widow, heir or devisee of any individual who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, marital property right or any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3                                 Limitations on Transfer of Interests of Beneficiaries.

(a)                                  THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED THAT (i) THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW AND (ii) THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF A BENEFICIARY MAY MORTGAGE, PLEDGE, GRANT A SECURITY INTEREST IN, HYPOTHECATE OR OTHERWISE ENCUMBER, THE BENEFICIAL INTEREST HELD BY THE ESTATE OF SUCH BENEFICIARY IF NECESSARY IN ORDER TO BORROW MONEY TO PAY ESTATE, SUCCESSION OR INHERITANCE TAXES OR THE EXPENSES OF ADMINISTERING THE ESTATE OF THE BENEFICIARY, UPON WRITTEN NOTICE TO, AND WRITTEN CONSENT OF, THE TRUSTEE, WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD.

(b)                                 Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually distributed by the Trustee to, and received by such Beneficiary.

3.4                                 Trustee as Beneficiary.  No Trustee or successor Trustee may be a Beneficiary or hold a Beneficial Interest.

ARTICLE IV
DURATION AND TERMINATION OF THE TRUST

4.1                                 Duration.  The Trust shall terminate upon the earliest of (i) such time as termination is required by the applicable laws of the State of Colorado, (ii) the final distribution of all the Trust Assets as provided in Section 5.9, or (iii) the expiration of a period of three (3) years from the Transfer Date; provided that the Trustee, in its discretion, may extend the termination of the Trust pursuant to this subparagraph (iii) of this Section 4.1 to such later date as it may designate, if it determines that an extension is reasonably necessary to fulfill the purpose of the Trust, as specified in this Agreement, and, prior to such extension, the Trustee shall have requested and received additional no-action assurances from the Securities and Exchange Commission regarding the registration and reporting requirements of the Trust under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable Federal securities act.  The Trust shall not in any event terminate pursuant to subparagraph (iii) of this Section 4.1 prior to the date on which the Trustee is permitted to make a final distribution in accordance with Section 5.9.

4.2                                 Other Obligations of Trustee upon Termination.  Upon termination of the Trust, the Trustee shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and files which shall have been delivered to or created by the Trustee.  At the Trustee’s discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets.  Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustee shall have no further duties or obligations hereunder.

ARTICLE V
ADMINISTRATION AND DISTRIBUTION OF TRUST ASSETS

5.1                                 Sale of Trust Assets.  Subject to the terms and conditions of this Agreement, the Trustee may, at such times as the Trustee deems appropriate, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustee shall determine).

5.2                                 Efforts to Resolve Claims and Liabilities.  Subject to the terms and conditions of this Agreement, the Trustee will make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible, dispose of the Trust Assets, make timely distributions and not unduly prolong the administration of the Trust.

5.3                                 Continued Collection of Property of Trust Assets.  All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustee and held, administered and distributed as a part of the Trust, without obligations to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 5.6.

5.4                                 Transactions with Related Persons.  Notwithstanding any other provisions of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with, (i) any Trustee, agent or employee (acting in their individual capacities) of the Trust or the Trustee; or (ii) any Person of which any Trustee, agent or employee of the Trust or the Trustee is an Affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons unless in each such case, after disclosure of such interest or affiliation such transaction is approved by the Trustee, if any, who is not interested in the transaction and the Trustee determines that such transaction is on its terms fair and reasonable to, and in the best interests of the Beneficiaries, and in no event less favorable to the Beneficiaries than terms available for a comparable transaction with unrelated Persons.

5.5                                 Restriction on Trust Assets.  Other than the Subsidiary Interests, the Trust shall not receive, or cause any Subsidiary to receive, transfers of any assets prohibited by Revenue

Procedure 82-58, as the same has been and may be amended, supplemented, or modified (“Revenue Procedure 82-58”), including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer or any general or limited partnership interest.  The Trustee shall not retain cash in excess of a reasonable amount to meet expenses, charges and obligations of the Trust, the Trust Assets and all Liabilities.

5.6                                 Payment of Expenses and Liabilities.  The Trustee shall pay from the Trust Assets all expenses, charges, and obligations of the Trust and of the Trust Assets and all Liabilities and obligations which the Trust specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trust may be obligated to pay as transferee of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee.

5.7                                 Initial Distribution.  Promptly following, but in no event later than fifteen (15) days following the expiration of the representations and warranties guaranteed by the Company under the Purchase and Sale Agreement among certain of the Corporations and Koll/PER, LLC, dated July 17, 2006, and absent any claim or cause of action initiated or threatened pursuant thereto, the Trustee shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustee for its sole discretion, a sum sufficient to pay each Beneficiary an amount equal to $0.40 per Unit.

5.8                                 Interim Distributions.  At such time as may be determined by it in its sole discretion, the Trustee shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustee in its sole discretion, such cash or other property comprising a portion of the Trust Assets as the Trustee may in its sole discretion determines may be distributed without detriment to the conservation and protection of the Trust Assets.  Consistent with Revenue Procedure 82-58, the Trustee shall distribute to the Beneficiaries during each calendar year, in proportion to the number of Units held by each Beneficiary on the record date(s) for such distribution(s), any proceeds from the sale of assets and income from investments not needed to be retained to meet claims and contingent liabilities.

5.9                                 Final Distribution.  If the Trustee determines that the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the Trust shall terminate pursuant to Section 4.1, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Beneficiaries in proportion to the number of Units held by each Beneficiary.  The Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Colorado law, subject to applicable state laws regarding escheat and abandoned property.

5.10                           Reports to Beneficiaries and Others.

(a)                                  As soon as practicable after the Transfer Date, the Trustee will mail to each Beneficiary a notice indicating how many Units such Person beneficially owns and the contact details of the Trustee.  As soon as practicable after the end of each calendar year and after termination of the Trust, but in any event within 90 days after each such event, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such calendar year or upon termination and the receipts and disbursements of the Trustee for such calendar year or period, (ii) any changes in the Trust Assets and Liabilities that it has not previously reported, and (iii) any action taken by the Trustee in the performance of its duties under this Agreement that it has not previously reported, and which, in its opinion, materially affects the Trust Assets or Liabilities.

(b)                                 The fiscal year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end.

(c)                                  Whenever a material event relating to the Trust’s Assets occurs, the Trustee shall, within a reasonable period of time after such occurrence, prepare and mail to the Beneficiaries an interim report describing such event.  The occurrence of a material event need not be reported on an interim report if an annual report pursuant to Section 5.10(a) will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim report.  The occurrence of a material event will be determined solely by the Trustee or as may be required by the rules and regulations promulgated by the Securities and Exchange Commission.

5.11                           Federal Income Tax Information.  As soon as practicable after the close of each calendar year, the Trustee shall mail to each Person who was a Beneficiary at the close of the year, a statement showing, on a per Unit basis the dates and amount of all distributions made by the Trustee, income earned on assets held by the Trust, if any, such other information as is reasonably available to the Trustee which may be helpful in determining the amount of gross income and expenses attributable to the Trust that such Beneficiary should include in such Person’s Federal income tax return, if any, for such year and any other information as may be required to be furnished under applicable law.  In addition, after receipt of a request in good faith, the Trustee shall furnish to any Person who has been a Beneficiary at any time during the current or preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further information as is reasonably available to the Trustee which shall be helpful in determining the amount of taxable income which such Person should include in such Person’s Federal income tax return.

5.12                           Books and Records.  The Trustee shall maintain in respect of the Trust and the holders of Units books and records relating to the Trust Assets, income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law.  Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustee under Section 5.10.  Except as provided in Section 5.10, nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for managing any payment or distribution out of the Trust Assets.  Beneficiaries shall have the right upon 30 days’ prior written notice delivered to the Trustee to inspect during normal business hours such books and records (including financial statements); provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustee.

5.13                           Advisory Committee.  For the duration of the Trust, the Trustee shall prepare and present to a committee (the “Advisory Committee”), which committee shall be composed of one or more former directors of the Company, as selected by such former directors from time to time, such written or oral reports regarding the expenditures of the Trustee, which reports shall be made or provided to the Advisory Committee no less than quarterly during the first year of the existence of the Trust, and semi-annually thereafter.  The purpose of the Advisory Committee is to make recommendations or suggestions to the Trustee with respect to the expenditures of the Trustee and to be available to the Trustee to provide the Trustee with information concerning the Liabilities and Trust Assets as the Trustee may request from time to time.  The Advisory Committee shall not have any legal power, responsibility or obligation with respect to the Trust and the Trustee is not obligated to take any action with respect to the recommendations or suggestions which may be made, from time to time, by the Advisory Committee.  The Trustee may, in its sole discretion and consistent with Section 6.2 hereof, (i) engage the Advisory Committee or certain members thereof, to provide services to the Trust, and (ii) compensate the member(s) of the Advisory Committee for such services, provided that, for the avoidance of doubt, the Advisory Committee shall have no authority to act or cause any action in respect of the Trust Assets.

5.14                           Employment of Agents, etc.

(a)                                  The Trustee shall be responsible for the general administration of the Trust and for the general supervision of the activities conducted by all agents, employees, advisors or managers of the Trust.  The Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Trustee may deem necessary or proper for the administration of the Trust.

(b)                                 The Trustee shall have the power to determine the terms and compensation of any Person whom it may employ or with whom it may contract pursuant to Section 5.14(a), subject to the provisions of Section 5.4.

(c)                                  The Trustee shall not be required to administer the Trust as its sole and exclusive function and the Trustee may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to such Trustee’s obligations under this Agreement and applicable law.

ARTICLE VI
POWERS OF AND LIMITATIONS ON THE TRUSTEE

6.1                                 Limitations on Trustee.  The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, or cause any Subsidiary to, enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets.  The Trustee shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement.  In no event shall the Trustee take any action which would jeopardize the status of the Trust as a “liquidating trust” for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d).  The Trustee shall not invest any of the cash held as Trust Assets, except that the Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes. Neither the Trustee nor any Affiliate of the Trustee shall take any action to facilitate or encourage trading in the Beneficial Interests or in any instrument tied to the value of the Beneficial Interests such as due bill trading.

6.2                                 Specific Powers of Trustee.  Subject to the provisions of the terms and conditions of this Agreement, the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Colorado; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)                                  to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Trust Assets;

(b)                                 to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust or the Trustee;

(c)                                  to elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed (provided that any such agreements or arrangements with a person or entity affiliated with the Trustee shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days prior written notice by the Trustee), to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to agents, representatives, employers, independent contractors or other Persons;

(d)                                 to retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust, the Company or any Subsidiary; and (ii) the expenses of administering the Trust Assets;

(e)                                  to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets pending sale or disposition thereof or distribution thereof to the Beneficiaries;

(f)                                    to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

(g)                                 to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

(h)                                 to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the term of the Trust;

(i)                                     in the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee.  The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of this Agreement, except as limited by the Trustee and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary).  Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property.  The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the

Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j)                                     to cause any investments of any part of the Trust Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(k)                                  to vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held as Trust Assets hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held as Trust Assets which the Trustee might or could do if it were the absolute owner thereof;

(l)                                     to undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

(m)                               to authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held as part of the Trust Assets;

(n)                                 in connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with applicable Federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof;

(o)                                 to do and perform any and all acts necessary or appropriate to comply with the registration and reporting requirements of the Trust under Federal and state securities laws, if any, including, without limitation, those imposed under the Sarbanes-Oxley Act of 2002;

(p)                                 to terminate and dissolve any entities held as part of the Trust; and

(q)                                 to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII
CONCERNING THE TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

7.1                                 Generally.  The Trustee accepts and undertakes to discharge the trust created by this Agreement, upon the terms and conditions hereof, for the benefit of the Beneficiaries.  The Trustee shall exercise such of the rights and powers vested in it by this Agreement in accordance with applicable law and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own fraud or willful misconduct, except that:

(a)                                  the Trustee shall not be liable to the Beneficiaries for the acts or omissions of an agent, employee, advisor or manager appointed by the Trustee hereunder, except where the Trustee specifically directs the act of such Person, delegates the authority to such Person to act where the Trustee was under a duty not to delegate, does not use reasonable prudence in the selection or retention of such Person, does not periodically review such person’s overall performance and compliance with the terms of such delegation; conceals the act or omission of such Person; or neglects to take reasonable steps to redress any wrong committed by such Person when the Trustee is aware of such Person’s act or omission;

(b)                                 the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

(c)                                  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(d)                                 the Trustee shall not be liable for any reasonable error of judgment made in good faith; and

(e)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by such Trustee in good faith in accordance with the terms and conditions of this Agreement and at the direction of Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any right or power conferred upon the Trustee under this Agreement.

7.2                                 Reliance by Trustee.  Except as otherwise provided in Section 7.1:

(a)                                  The Trustee may consult with legal counsel, auditors or other experts to be selected by it, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by the Trustee in good faith and in the reliance on, or in accordance with, such advice or opinion.

(b)                                 Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of the Trust, and the Trustee shall have no personal or individual obligation to satisfy any such liability.

(c)                                  As far as reasonably practicable, the Trustee shall cause any written instrument creating an obligation of the Trust Assets to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee nor its agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee or its agents liable, nor shall the Trustee be liable to anyone for such omission.

7.3                                 Limitation on Liability to Third Persons.  No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and neither the Trustee, nor any employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Beneficiary or any other Person in connection with the Trust Assets or the affairs of the Trust, except for gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith by such Trustee, employee or agent of the Trust; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust.  The Trustee shall, at all times, at the expense of the Trust, maintain insurance for the protection of the Trust Assets, its Beneficiaries, the Trustee, employees and agents in such amount as the Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

7.4                                 Recitals.  Any written instrument creating an obligation of the Trust Assets shall be conclusively taken to have been executed or done by the Trustee, employee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust or Trustee.

7.5                                 Indemnification.  The Trustee and each Person appointed or employed by the Trustee pursuant to Section 5.13 or Section 5.14 (including, without limitation, each Person serving on the Advisory Committee), and the directors, officers, employees and agents of each such Person (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trustee or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of a Trustee or Person appointed or employed by the Trustee pursuant to Section 5.13 or 5.14 (including, without limitation, a Person serving on the Advisory Committee), while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity; and (ii) in the case of any director, officer, employee, or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder; provided that the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been adjudicated to have acted with gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith.  The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise.  The Trustee may make advance payments in connection with indemnification under this Section 7.5, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently and finally determined that the Indemnified Person is not entitled to such indemnification.  The Trustee shall purchase such insurance as it believes, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability, or damage pursuant to this Section 7.5.  Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

7.6                                 No Duty Not to Compete.  Subject to applicable law, the Trustee, in its individual capacity, or through Persons that it controls or in which it has an interest, may directly or indirectly engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of or the investment in securities, or the provision of any services in connection with such activities, whether or not such activities are similar to or in competition with the business activities described in Section 6.1.  The Trustee shall have no duty to present any business opportunity to the Trust before taking advantage of such opportunity either in such Trustee’s individual capacity or through participation in any Person.

ARTICLE VIII
PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

8.1                                 Reliance on Statements by Trustee.  Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate, signed by the Trustee, with respect to the authority that the Trustee has to take any action under this Agreement.  Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate setting forth the facts concerning the action taken by the Trustee pursuant to this Agreement, including the aggregate number of Units held by the Beneficiaries causing such action to be taken.

8.2                                 Application of Money Paid or Transferred to Trustee.  No person dealing with the Trustee shall be required to follow the application by the Trustee of any money or property which may be paid or transferred to the Trustee.

ARTICLE IX
COMPENSATION OF TRUSTEE

9.1                                 Amount of Compensation.  In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as reasonable compensation for services as Trustee hereunder the amounts set forth in Schedule A attached hereto, or as may subsequently be approved by Beneficiaries having aggregate Units of at least 75 percent of the total Units held by all Beneficiaries.

9.2                                 Dates of Payment.  The compensation payable to the Trustee pursuant to the provisions of Section 9.1 shall be paid for the time period set forth in Schedule A attached hereto.

9.3                                 Expenses.  The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of its duties in accordance with this Agreement.

ARTICLE X
TRUSTEES AND SUCCESSOR TRUSTEES

10.1                           Number and Qualification of Trustees.

(a)                                  Subject to Section 10.3, there shall be one (1) Trustee of the Trust, who shall be a citizen and resident of, or a corporation which is incorporated under, or a limited liability company organized under the laws of the State of Colorado.

(b)                                 The Trustee represents that it possesses every license, permit, charter and authorization (collectively, “Authorizations”) necessary to execute and deliver this Agreement and perform its obligations hereunder and has given every notice and taken every action required by applicable law or governmental authorities and regulatory bodies to perform its obligations hereunder; except where the failure to possess such Authorizations or the failure to give such notice or take such action would not have a material adverse effect on the ability of Trustee to perform its obligations hereunder.

(c)                                  If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

10.2                           Resignation and Removal.  Any Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustee.  Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Trustee’s successor, and such successor’s acceptance of such appointment, whichever is earlier.  Any Trustee may be removed at any time, with cause, by Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries.  Any Trustee may be removed at any time, without cause, by Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries.

10.3                           Appointment of Successor.  Should at any time the Trustee die, resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and the Advisory Committee shall use its best efforts to appoint a successor as soon as possible.  If such a vacancy is not filled within thirty (30) days, the Beneficiaries may, pursuant to Article XII hereof, call a meeting in order that Beneficiaries holding at least a majority of the Units represented at the meeting may appoint a successor Trustee.  In the event that the Beneficiaries do not elect a successor Trustee within 30 days of the resignation, removal, bankruptcy or insolvency of such Trustee, the successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Beneficiary or known creditor of the Trust.

10.4                           Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a resignation, to the resigning Trustee.  Thereupon such successor Trustee shall, without any further act, become vested with all the rights, powers, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the resigning Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the rights, powers, and trusts of such resigning Trustee.

10.5                           Bond.  Unless required by the Board prior to the Transfer Date, or unless a bond is required by law, no bond shall be required of the original Trustee hereunder.  Unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries holding aggregate Units of at least a majority of the total Units held by all Beneficiaries, no bond shall be required of any successor trustee hereunder.  If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board.  If a bond is required by the Board or by law, the Board or the Trustee, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.  The cost of any such bond shall be borne by the Trust.

ARTICLE XI
CONCERNING THE BENEFICIARIES

11.1                           Evidence of Action by Beneficiaries.  Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

11.2                           Limitation on Suits by Beneficiaries.  No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

11.3                           Requirement of Undertaking.  The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 11.3 shall not apply to any suit by the Trustee.

ARTICLE XII
MEETING OF BENEFICIARIES

12.1                           Purpose of Meetings.  A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate Beneficial Interest to take either acting alone or with the Trustee.

12.2                           Meeting Called by Trustee.  The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Colorado (or elsewhere if so determined by the Trustee) as the Trustee shall determine.  Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting.  The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

12.3                           Meeting Called on Request of Beneficiaries.  Within 30 days after written request to the Trustee by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such 30 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

12.4                           Persons Entitled to Vote at Meeting of Beneficiaries.  Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing.  The signature of the Beneficiary on such written authorization need not be witnessed or notarized.  Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

12.5                           Quorum.  At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.  Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, the approval of Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries shall be required for taking action on any matter voted on by the Beneficiaries.

12.6                           Adjournment of Meeting.  Subject to Section 12.5, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

12.7                           Conduct of Meetings.  The Trustee shall appoint the Chairman (or may serve as the Chairman) and the Secretary of the meeting.  The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot.  An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

12.8                           Record of Meeting.  A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting.  The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by it.  Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XIII
AMENDMENTS

13.1                           Consent of Beneficiaries.  At the written direction or with the written consent of Beneficiaries holding at least a majority of the total Units held by all Beneficiaries or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided that no such amendment shall increase the duties or potential liability of the Trustee hereunder without the written consent of the Trustee; provided, further, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and that no such amendment shall cause the Trust, in the opinion of counsel, to be treated for all tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 677 of the Code and any analogous provision of state or local law.

13.2                           Notice and Effect of Amendment.  Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary.  Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1                           Filing Documents.  This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable.  A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative.  The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded.  The Trustee shall file or record any instrument which relates to any change in the office of a Trustee in the same places where the original Agreement is filed or recorded.

14.2                           Intention of Parties to Establish Trust.  This Agreement is intended to create a liquidating trust and is not intended to create, a corporation, association, partnership, or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

14.3                           Beneficiaries Have No Rights or Privileges as Shareholders of the Company.  Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as shareholders of the Company.

14.4                           Laws as to Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.  The Trustee, the Company and the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

14.5                           Severability.  In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.6                           Notices.  Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)                              If to the Trustee:                                                           Cloyses Partners, LLC

1441 Eighteenth Street

Suite 200

Denver, Colorado  80202

Attn:  William Mackenzie

With a copy to:                                                                                                             Holme Roberts & Owen LLP

1700 Lincoln Street

Suite 4100

Denver, Colorado  80203

Attn:  Charles D. Maguire, Jr.

(b)                             If to the Company:                                                AmeriVest Properties Inc.

1780 S. Bellaire Street, Suite 100

Denver, Colorado 80202

Attn:  Charles K. Knight

with a copy to:                                                                                                                 Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attn:  Peter H. Schwartz

14.7                           Trust Registration.  The Trustee shall register the Trust in compliance with Colorado Revised Statutes Section 15-16-101 et. seq.

14.8                           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[Signatures follow]

IN WITNESS WHEREOF, AmeriVest Properties, Inc.  has caused this Agreement to be executed by its Chief Executive Officer, and the Trustee herein has executed this Agreement, as Trustee and not as an individual, on this 21st day of December, 2006.

AMERIVEST PROPERTIES INC.

By:	/s/ Charles K. Knight
Name: Charles K. Knight
Title: Chief Executive Officer

CLOYSES PARTNERS, LLC

By:	/s/ William Mackenzie
Name: William Mackenzie
Title: Managing Director

Schedule A

Compensation of Trustee

The Trustee shall receive as compensation for its services as Trustee hereunder (the “Services”) an hourly sum equal to $350.00.  The Trustee shall invoice the Trust on a monthly basis for Services rendered during the prior month.  Payment by the Trust for such Services and any applicable Expenses (as defined below) relating to such period shall be due as of the date of such invoice.

The hourly compensation to Trustee set forth above shall not include reasonable out-of-pocket expenses (“Expenses”) incurred by Trustee in connection with providing the Services. Expenses shall include, without limitation:

•                        Fees and expenses of independent professionals and consultants (such as attorneys, accountants, environmental experts, etc.) incurred by or on behalf of the Trust.

•                        The costs associated with obtaining the services of certain current directors and executive and administrative personnel of the Company, as determined by the Trustees.

•                        The costs associated with obtaining the services of accounts receivable collection personnel, as determined by the Trustees.

•                        Document storage costs required to maintain Company and Trust records.

•                        Reasonable out-of-pocket, third party expenses incurred by the Trustees, including copying, faxes, messenger, postage, costs of forwarding Company phone and email lines and other direct out-of-pocket costs.

Any and all Expenses incurred in any month by the Trustee shall be included and itemized in the invoice prepared by the Trustee with respect to such month.

Exhibit A

Corporations

AmeriVest Sheridan Center Inc. (CO)
AmeriVest Properties Texas Inc. (TX)
AmeriVest Properties Indiana Inc. (IN)
AmeriVest Arrowhead Inc. (AZ)
AmeriVest Kellogg Inc. (CO)
AmeriVest Parkway Inc.(TX)
AmeriVest Centerra Inc. (CO)
AmeriVest Black Canyon Inc. (AZ)
AmeriVest Scottsdale Inc. (AZ)
AmeriVest Greenhill Inc. (TX)
AmeriVest Camelback Inc. (AZ)
AmeriVest Hackberry View Inc. (TX)
AmeriVest Oak Lawn Inc. (TX)
AmeriVest Buildings Texas Inc. (TX)
AmeriVest Realty Services, Inc. (CO)

Exhibit B

Shareholders